Exhibit 23

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the VSB Bancorp, Inc. 2004 Directors Stock Option Plan of our report dated March 18, 2010, which report is included in this Annual Report on Form 10-K of VSB Bancorp, Inc. for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Livingston, New Jersey
March 18, 2010